EXHIBIT 4(d)

                    ADMINISTRATION AND SERVICING AGREEMENT


     AGREEMENT made as of the 1st day of May, 2001, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas (IMCO), and USAA MUTUAL FUND, INC., a corporation organized under the laws of the state of Maryland and having a place of business in San Antonio, Texas (the Company).

     WHEREAS, the Company is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the 1940 Act); and

     WHEREAS, the Company is authorized to issue shares of capital stock (the Shares) in separate classes with each such class representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Company offers Shares in each of the classes identified in Exhibit A hereto (the Existing Funds) (such classes, together with all other classes subsequently established by the Company with respect to which the Company desires to retain IMCO to provide administrative and shareholder services hereunder and with respect to which IMCO is willing so to do, being herein collectively referred to as the Funds); and

     WHEREAS,   the  Company   desires  to  retain   IMCO  to  render   certain
administrative and shareholder services to the Company with respect to the Funds; and

     WHEREAS, IMCO is willing to perform such services:

     NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

    1.  APPOINTMENT OF IMCO.

        (a) EXISTING FUNDS. The Company hereby appoints IMCO to act as administrator and shareholder servicing agent for the Existing Funds for the period and on the terms herein set forth. IMCO accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

        (b) ADDITIONAL FUNDS. In the event that the Company desires to retain IMCO to render administrative and shareholder services hereunder with respect to any Fund other than an Existing Fund, it shall so notify IMCO in writing. If IMCO is willing to render such services it shall notify the Company in writing, whereupon the Company shall appoint IMCO to act as administrator and shareholder servicing agent for such Fund for the period and on the terms herein set forth, IMCO shall accept such appointment and agree to render the services herein set forth for the compensation herein provided.

    2.  DUTIES OF IMCO.

        IMCO shall administer the affairs of the Company and provide shareholder-related services with respect to the Funds; provided, that IMCO shall not have any obligation to provide under this Agreement any services related to the distribution of Fund shares or any other services which are the subject of a separate agreement or arrangement between the Company and IMCO with respect to the Funds. Subject to the foregoing, IMCO shall provide the following services and facilities to the Company:

        (a) OFFICE SPACE, EQUIPMENT AND FACILITIES. Furnish without cost to the Company, or pay the cost of, such office space, office equipment and office facilities as are adequate for the Company's needs with respect to the Funds.

        (b) PERSONNEL. Provide, without remuneration from or other cost to the Company, the services of individuals competent to perform all of the Company's executive, administrative and clerical functions which are not performed by employees or other agents engaged by the Company or by IMCO acting in some other capacity pursuant to a separate agreement or arrangement with the Company with respect to the Funds.

        (c) AGENTS. Assist the Company in selecting and coordinating the activities of the other agents engaged by the Company with respect to the Funds, including the Company's transfer agent, custodian, independent auditors and legal counsel.

        (d) DIRECTORS AND OFFICERS. Authorize and permit IMCO's directors, officers and employees who may be elected or appointed as directors or officers of the Company to serve in such capacities, without remuneration from or other cost to the Company.

        (e) BOOKS AND RECORDS. Assure that all financial, accounting and other records required to be maintained and preserved by the Company with respect to the Funds are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations.

        (f) REGULATORY REPORTS AND FILINGS. Assist in the preparation of (but not pay for) all periodic reports by the Company with respect to the Funds and all reports and filings required to maintain the registration and qualification of the Company and the Shares, or to meet other regulatory or tax requirements applicable to the Funds under federal and state securities and tax laws.

        (g) BOARD REPORTS. Prepare and coordinate materials relating to the Funds to be presented to the Company's Board of Directors in preparation for its meetings.

        (h) FIDELITY BOND. Provide and maintain a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued, against larceny and embezzlement covering each officer and employee of the Company who may singly or jointly with others have access to funds or securities of the Company, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Board of Directors of the Company who are not officers or employees of the Company shall determine, with due consideration to the aggregate assets of the Company to which any such officer or employee may have access.

        (i)   PURCHASES/REDEMPTIONS.   Process  and   coordinate   requests  by
shareholders of the Funds for the purchase and redemption of Shares of the Funds.

        (j)  WIRE  TRANSFERS.   Coordinate  and  implement  wire  transfers  in
connection with the purchase and redemption of Fund Shares.

        (k) EXCHANGE OFFERS. Execute orders under any offer of exchange offered by the Company involving concurrent purchases and redemptions of Shares of one or more Funds or Shares of other mutual funds within the USAA Family of Funds.

        (l) SHAREHOLDER INQUIRIES. Respond to shareholder inquiries requesting information regarding matters such as shareholder account or transaction status, net asset value of Fund shares, Fund performance, Fund services, plans and options, Fund investment policies, Fund portfolio holdings and Fund distributions and taxation thereof.

        (m) SHAREHOLDER COMMUNICATIONS. Provide services in connection with processing shareholder proxy statements, annual and semi-annual reports, prospectuses and other Fund and/or Company communications with shareholders.

        (n) ACCOUNT INFORMATION. Furnish (either separately or on an integrated basis with other reports) monthly, quarterly and/or annual statements and confirmations of all account activity with respect to each Fund to Fund shareholders.

        (n) SHAREHOLDER COMPLAINTS. Respond to shareholder complaints and other correspondence directed to or brought to the attention of IMCO.

        (o) DELEGATION. Delegate, at its expense, some or all of its duties hereunder to other persons or entities approved by IMCO upon notice to the Company.

        (p) OTHER SERVICES. Provide such other services as the parties may from time to time agree in writing.

    3.  ALLOCATION OF EXPENSES.

       Except for the services and facilities to be provided by IMCO set forth in paragraph 2 above and the services provided by IMCO set forth in any other Agreement between the Company and IMCO, the Company assumes and shall pay all expenses for all other Fund operations and activities and shall reimburse IMCO for any such expenses incurred by IMCO. The expenses to be borne by the Company shall include, without limitation:

        (a) the charges and expenses of any registrar, share transfer or dividend disbursing agent, custodian, or depository appointed by the Company for the safekeeping of a Fund's cash, portfolio securities and other property;

        (b) the charges and expenses of auditors;

        (c) brokerage commissions, if any, for transactions in the portfolio securities of the Funds;

        (d) all taxes, including issuance and transfer taxes, and fees payable by a Fund to federal, state or other governmental agencies;

        (e) the cost of share certificates representing Shares of a Fund;

        (f) fees involved in registering and maintaining registrations of the Company and of its Shares with the Securities and Exchange Commission and various states and other jurisdictions;

        (g) all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing proxy statements, quarterly reports, semiannual reports, annual reports and other communications (including prospectuses) to existing shareholders;

        (h) computation of each Fund's net asset value per Share, including the use of equipment or services to price or value the Fund's investment portfolio;

        (i) compensation and travel expenses of Directors who are not "interested persons" of the Company within the meaning of the 1940 Act;

        (j) the expense of furnishing or causing to be furnished to each shareholder of a Fund a statement of the shareholder's account, including the expense of mailing;

        (k) charges and expenses of legal counsel in connection with matters relating to the Funds, including, without limitation, legal services rendered in connection with the Funds' legal and financial structure and relations with its shareholders, issuance of Fund Shares, and registration and qualification of securities under federal, state and other laws;

        (l) membership or association dues for the Investment Company Institute or similar organizations;

        (m) interest payable on Fund borrowings; and

        (n) postage.

    4.  ADMINISTRATION AND SHAREHOLDER SERVICING FEE.

        (a) For the services and facilities to be provided by IMCO as provided in paragraph 2 hereof, the Company shall pay to IMCO a monthly fee with respect to each Fund computed as set forth in Exhibit A hereto.

        (b) IMCO may from time to time and for such periods as it deems appropriate voluntarily waive fees or otherwise reduce its compensation hereunder.

    5.  LIABILITY AND INDEMNIFICATION.

     IMCO shall exercise reasonable care in performing its services under this Agreement and shall not be liable to the Company for any action or inaction, except for any action or inaction constituting willful misfeasance, bad faith or negligence in the performance of its duties hereunder or the reckless disregard of such duties.

     The Company shall indemnify and hold IMCO and its officers, directors and employees harmless from and against any and all loss, cost, damage and expense (a Loss), including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit relating to the performance of its duties under this Agreement, or any action or omission by it in the performance of its duties hereunder; PROVIDED, HOWEVER, that this indemnification shall not apply to any Loss resulting from any action or inaction of IMCO constituting willful misconduct, bad faith or negligence in the performance of its duties or the reckless disregard of its duties under this Agreement. Prior to confessing any claim against it which may be the subject of this indemnification, IMCO shall give the Company reasonable opportunity to defend against said claim in its own name or in the name of IMCO.

    6.  DURATION AND TERMINATION OF THIS AGREEMENT.

        (a) DURATION. This Agreement shall become effective as of the date first set forth above and unless terminated shall continue in force from year to year thereafter, but only so long as such continuance is specifically approved annually (a) by the Company's Board of Directors or by a vote of a majority of the Fund's outstanding voting securities (as that term is defined in the 1940 Act) and (b) by a majority of the Directors who are not parties to this Agreement or "interested persons" of any such party (as defined in the 1940 Act.)

        (b) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board of Directors of the Company or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by IMCO on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate upon its assignment by IMCO; provided, however, that IMCO may delegate its duties as provided in subparagraph (o) of paragraph 2 hereof.

    7.  PRIOR AGREEMENT SUPERSEDED.

     This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

    8.  SERVICES NOT EXCLUSIVE.

     The services of IMCO to the Company hereunder are not to be deemed exclusive, and IMCO shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


USAA MUTUAL FUND, INC.                         USAA INVESTMENT MANAGEMENT
                                               COMPANY


By: /S/ CHRISTOPHER W. CLAUS                   By: /S/ DAVID G. PEEBLES
   -------------------------                       ----------------------
Name:   Chrisptopher w. Claus                  Name:   David G. Peebles
Title:  President                              Title:  Senior Vice President

                                   EXHIBIT A
                                   ----------

                           LISTING OF FUNDS AND FEES
                           --------------------------

            Name of Fund                                   Fee Rate
            ------------                                   --------
         S&P 500 Index Fund                                  0.06%*
         Extended Markets Index Fund                         0.38%**
         Global Titans Index Fund                            0.35%
         Nasdaq-100 Index Fund                               0.35%



     (a) The Company shall pay IMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

     (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Directors of the Company, for each calendar day of such month, by (ii) the number of such days.



*The fee is computed daily and paid monthly, at an annual rate equal to the lesser of .06% of the average daily net assets of the Fund or the amount that brings the total Fund and Equity 500 Index Portfolio annual operating expenses as a percentage of the Fund's average net assets up to .18%.

**The fee is computed daily and paid monthly, at an annual rate equal to .38%, up to .10% of this fee shall be paid to Merrill Lynch Quantitative Advisers for subadministrative services.


371682

                                  EXHIBIT 4(m)

                           FORM OF ADVISORY AGREEMENT

     AGREEMENT made as of the ____ day of ____________, 2001 between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas (the "Manager"), and USAA MUTUAL FUND, INC., a corporation organized under the laws of the state of Maryland and having a place of business in San Antonio, Texas (the "Company").

     WHEREAS, the Company is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Manager is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Company is authorized to issue shares of capital stock (the "Shares") in separate classes with each such class representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Company presently offers Shares in each of the classes identified in Schedule A hereto (the "Existing Funds") (such classes, together with all other classes subsequently established by the Company with respect to which the Company desires to retain the Manager to render investment advisory services hereunder and with respect to which the Manager is willing so to do, being herein collectively referred to as the "Funds");

     NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

     1.  APPOINTMENT OF MANAGER.

        (a) EXISTING FUNDS. The Company hereby appoints the Manager to act as manager and investment adviser for each of the Existing Funds for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

        (b) ADDITIONAL FUNDS. In the event that the Company establishes one or more classes of Shares other than the Existing Funds with respect to which it desires to retain the Manager to render management and investment advisory services hereunder, it shall so notify the Manager in writing. If the Manager is willing to render such services it shall notify the Company in writing, whereupon the Company shall appoint the Manager to act as manager and investment adviser for each of such classes of Shares for the period and on the terms herein set forth, the Manager shall accept such appointment and agree to render the services herein set forth for the compensation herein provided, and each of such classes of Shares shall become a Fund hereunder.

     2.  DUTIES OF MANAGER.

     The Manager, at its own expense, shall furnish the following services and facilities to the Company:

        (a) INVESTMENT PROGRAM. The Manager will (i) furnish continuously an investment program for each Fund, (ii) determine (subject to the overall supervision and review of the Board of Directors of the Company) what investments shall be purchased, held, sold or exchanged for each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Company in the investments of each Fund.

        (b) MONITORING. Should the Company's Board of Directors determine it is in the best interests of a Fund's shareholders to invest all of its investable assets in another mutual fund with substantially the same investment objective (the "Portfolio"), the Manager will monitor the services provided to the Portfolio, subject always to the control of the Company's Board of Directors. Such monitoring may include among other things, review of Portfolio reports showing the composition of securities in the Portfolio on a periodic basis and periodic review of investment practices of the Portfolio. The Manager will report to the Company's Board of Directors, at least annually, on the results of such monitoring such that the Board may determine whether continued investment exclusively in the Portfolio is in the best interests of the Fund's shareholders.

     3.  SUB-ADVISERS.

     The Manager may employ one or more sub-advisers from time to time to perform such of the acts and services of the Manager, including the selection of brokers or dealers to execute the Fund's portfolio security transactions, and upon such terms and conditions as may be agreed upon between the Manager and such investment adviser and approved by the Company's Board of Directors.

     4.  ALLOCATION OF EXPENSES.

     Except for the services and facilities to be provided by the Manager set forth in Paragraph 2 above, the Company assumes and shall pay all expenses for all other Company operations and activities and shall reimburse the Manager for any such expenses incurred by the Manager. The expenses to be borne by the Company shall include, without limitation:

        (a) the charges and expenses of any registrar, share transfer or dividend disbursing agent, custodian, or depository appointed by the Company for the safekeeping of its cash, portfolio securities and other property;

        (b) the charges and expenses of auditors;

        (c) brokerage commissions for transactions in the portfolio securities of the Company;

        (d) all taxes, including issuance and transfer taxes, and fees payable by the Company to Federal, state or other governmental agencies;

        (e) the cost of share certificates representing Shares of the Company;

        (f) fees involved in registering and maintaining registrations of the Company and of its Shares with the Securities and Exchange Commission and various states and other jurisdictions;

        (g) all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing proxy statements, quarterly reports, semiannual reports, annual reports and other communications (including Prospectuses) to existing shareholders;

        (h) compensation and travel expenses of Directors who are not "interested persons" within the meaning of the 1940 Act;

        (i) the expense of furnishing or causing to be furnished to each shareholder a statement of his account, including the expense of mailing;

        (j) charges and expenses of legal counsel in connection with matters relating to the Company, including, without limitation, legal services rendered in connection with the Company's legal and financial structure and relations with its shareholders, issuance of Company Shares, and registration and qualification of securities under Federal, state and other laws;

        (k) membership or association dues for the Investment Company Institute or similar organizations;

        (l) interest payable on Company borrowings; and

        (m) postage.

     5.  ADVISORY FEE.

        (a) For the services and facilities to be provided by the Manager as provided in Paragraph 2(a) hereof, the Company shall pay to the Manager a monthly fee with respect to each Fund computed as set forth in Schedule B or Schedule C hereto. For the services and facilities to be provided by the Manager as provided in Paragraph 2(b) hereof, the Company shall pay no fee.

        (b) The Manager may from time to time and for such periods as it deems appropriate voluntarily waive fees or otherwise reduce its compensation hereunder. With respect to each Fund identified in Schedule D hereto, in addition to any amounts otherwise payable to the Manager as an advisory fee for current services under this Agreement, the Company shall be obligated to pay the Manager amounts previously waived or expenses paid by the Manager with respect to such Fund, provided that such additional payments are made not later than the date identified in Schedule D hereto as the "Ending Date" and provided further that the amount of such additional payment in any year, together with all other expenses of the Fund, in the aggregate, would not cause the Fund's expense ratio in such year to exceed the percentage of the Fund's average net assets identified in Schedule D.

        (c) In the event this Agreement is terminated with respect to any one or more Funds as of a date other than the last day of any month, the Manager shall pay the Company a pro rata portion of the amount that the Manager would have been required to pay, if any, had this Agreement remained in effect for the full month, subject to such other adjustments as may be provided in Schedule B hereto.

     6.  COMPANY TRANSACTIONS.

     In connection with the management of the investment and reinvestment of the assets of the Company, the Manager, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Company and is directed to use its best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Manager shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis. Subject to this primary requirement, and maintaining as its first consideration the benefits to the Company and its shareholders, the Manager shall have the right, subject to the control of the Board of Directors, to follow a policy of selecting brokers and dealers who furnish statistical, research and other services to the Company or to the Manager.

     7.  RELATIONS WITH COMPANY.

     Subject to and in accordance with the Articles of Incorporation and Bylaws of the Company and of the Manager, respectively, it is understood that Directors, officers, agents and shareholders of the Company are or may be interested in the Manager (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Manager are or may be interested in the Company as Directors, officers, shareholders or otherwise, that the Manager (or any such successor) is or may be interested in the Company as a shareholder or otherwise and that the effect of any such interests shall be governed by said Articles of Incorporation and Bylaws.

     8.  LIABILITY OF MANAGER.

     Neither the Manager nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Manager against any liability to the Company or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Director or officer of the Company against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     9.  DURATION AND TERMINATION OF THIS AGREEMENT.

        (a) DURATION. This Agreement shall be executed on the first date upon which the Agreement shall have been approved by a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of any Existing Fund. This Agreement shall become effective with respect to any Existing Fund on the first day of the first month following the date upon which the Agreement shall have been approved by a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of such Existing Fund, and with respect to any additional Fund on the date set forth in the notice from the Manager in accordance with Paragraph 1(b) hereof that the Manager is willing to serve as Manager with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect with respect to each Existing Fund through July 31, 2003, and, with respect to each additional Fund, through the first July 31 occurring more than twelve months after the date on which such Fund becomes a Fund hereunder, and shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (a) by either the Directors of the Company or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of such Fund, and (b) in either event by the vote of a majority of the Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

        Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding (A) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected thereby, and (B) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Company, unless such approval shall be required by any other applicable law or otherwise.

        (b) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Directors of the Company or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Manager on sixty (60) days' written notice to the other party.

        (c) AUTOMATIC TERMINATION. This Agreement shall automatically terminate in the event of its assignment.

     10. NAME OF COMPANY.

     It is understood that the name "USAA," and any logo associated with that name, is the valuable property of the United Services Automobile Association, and that the Company has the right to include "USAA" as a part of its name only so long as this Agreement shall continue and the Manager is a wholly owned subsidiary of the United Services Automobile Association. Upon termination of this Agreement the Company shall forthwith cease to use the "USAA" name and logo and shall submit to its shareholders an amendment to its Articles of Incorporation to change the Company's name.

     11. PRIOR AGREEMENT SUPERSEDED.

     This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

     12. SERVICES NOT EXCLUSIVE.

     The services of the Manager to the Company hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

USAA MUTUAL FUND, INC.                              USAA INVESTMENT MANAGEMENT
                                                    COMPANY



BY:  ___________________________                    BY: _______________________
         President                                           President

                        SCHEDULE A TO ADVISORY AGREEMENT
                        --------------------------------

                                LISTING OF FUNDS
                                ----------------


     NAME OF FUND
     ------------

AGGRESSIVE GROWTH FUND
CAPITAL GROWTH FUND
FIRST START GROWTH FUND
GROWTH FUND
GROWTH & INCOME FUND
HIGH-YIELD OPPORTUNITIES FUND
INCOME FUND
INCOME STOCK FUND
INTERMEDIATE-TERM BOND FUND
MONEY MARKET FUND
SCIENCE & TECHNOLOGY FUND
SHORT-TERM BOND FUND
SMALL CAP STOCK FUND
VALUE FUND

                    SCHEDULE B TO ADVISORY AGREEMENT - FOR
                       FUNDS WITH PERFORMANCE ADJUSTMENTS

This Schedule B shall apply to each of the Funds identified on Schedule B-1 hereto (each, a "Fund").

     (a) GENERAL. The Company shall pay to the Manager, as compensation for the Manager's services and expenses assumed hereunder, a fee determined with respect to each Fund, which shall be composed of the Basic Fee (defined below) and a Performance Adjustment (defined below) to the Basic Fee based upon the investment performance of a class of shares of the Fund in relation to the investment record of a securities index determined by the Directors of the Company to be appropriate over the same period.

     (b) INDEX, CLASS AND CHANGES THERETO. The Directors have initially designated for each Fund the index and class of shares of the Fund identified on Schedule B-1 as the index and class to be used for purposes of determining the Performance Adjustment (referred to herein as the "Index" and the "Class," respectively). From time to time, the Directors may, by a vote of the Directors of the Company voting in person, including a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of any such parties, determine (i) that another securities index is a more appropriate benchmark than the Index for purposes of evaluating the performance of the Company; and/or (ii) that a different class of shares of the Company representing interests in a Fund other than the Class is most appropriate for use in calculating the Performance Adjustment. After ten days' written notice to the Manager, a different index (the "Successor Index") may be substituted for the Index in prospectively calculating the Performance Adjustment, and/or a different class of shares (the "Successor Class") may be substituted in calculating the Performance Adjustment. However, the calculation of that portion of the Performance Adjustment attributable to any portion of the performance period prior to the adoption of the Successor Index will still be based upon the Fund's performance compared to the Index. The use of a Successor Class of shares for purposes of calculating the Performance Adjustment shall apply to the entire performance period so long as such Successor Class was outstanding at the beginning of such period. In the event that such Successor Class of shares was not outstanding for all or a portion of the Performance Period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which such Successor Class was outstanding and any prior portion of the Performance Period shall be calculated using the Successor Class of shares previously designated.

     (c) BASIC FEE. The basic fee for a Fund (the "Basic Fee") for any period shall equal: (i) the Fund's average net assets during such period, multiplied by (ii) the annual rate identified for such Fund on Schedule B-1 hereto, multiplied by (iii) a fraction, the numerator of which is the number of calendar days in the payment period and the denominator of which is 365 (366 in leap years).

     (d) PERFORMANCE ADJUSTMENT. The amount of the performance adjustment (the "Performance Adjustment") shall equal: (i) the average net assets of the Fund over the Performance Period (as defined below), multiplied by (ii) the Adjustment Rate (as defined below), multiplied by (iii) a fraction, the numerator of which shall be the number of days in the last month of the Performance Period and the denominator of which shall be 365. The resulting dollar figure will be added to or subtracted from the Basic Fee depending on whether the Fund experienced better or worse performance than the Index.

     (e) ADJUSTMENT RATE. The adjustment rate (the "Adjustment Rate") shall be as set forth in Schedule B-2 for each Fund, PROVIDED, HOWEVER, that the Performance Adjustment may be further adjusted to the extent necessary to insure that the total adjustment to the Basic Fee on an annualized basis does not exceed the maximum Performance Adjustment identified for such Fund in Schedule B-2.

     (f) PERFORMANCE PERIOD. The performance period (the "Performance Period") shall commence on the first day of the month next occurring after this Agreement becomes effective with respect to the Fund (the "Commencement Date"), PROVIDED, HOWEVER, that if this Agreement should become effective on the first day of a month with respect to a Fund, then the Commencement Date shall be the first day of such month. The Performance Period shall consist of the current month plus the preceding months through the Commencement Date until a period of 36 months is included in the Performance Period, PROVIDED, HOWEVER, that no Performance Adjustment shall be made with respect to any period that is less than 12 months. In months subsequent to a 36-month Performance Period having been reached, the Performance Period will be a rolling 36-month period consisting of the most recently completed month and the previous 35 months.

     (g) MEASUREMENT CALCULATION. The Fund's investment performance will be measured by comparing the (i) opening net asset value of one share of the Class of the Fund on the first business day of the Performance Period with (ii) the closing net asset value of one share of the Class of the Fund as of the last business day of such period. In computing the investment performance of the Fund and the investment record of the Index, distributions of realized capital gains, the value of capital gains taxes per share paid or payable undistributed realized long-term capital gains accumulated to the end of such period and dividends paid out of investment income on the part of the Fund, and all cash distributions of the companies whose securities comprise the Index, will be treated as reinvested in accordance with Rule 205-1 or any other applicable rule under the Investment Advisers Act of 1940, as the same from time to time may be amended.

     (h) PAYMENT OF FEES. The Management Fee payable hereunder shall be computed daily and paid monthly in arrears.

     (i) AVERAGE NET ASSETS. The term "average net assets" of a Fund as used herein for any period shall mean the quotient produced by dividing (i) the sum of the net assets of the Fund, as determined in accordance with procedures established from time to time under the direction of the Board of Directors of the Company, for each calendar day of such period, by (ii) the number of such days.

     (j) TERMINATION. In the event this Agreement with respect to any Fund is terminated as of a date other than the last day of any month, the Basic Fee shall be computed on the basis of the period ending on the last day on which this Agreement is in effect for such Fund, subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. The amount of any Performance Adjustment to the Basic Fee will be computed on the basis of and applied to the average net assets over the Performance Period ending on the last day on which this Agreement is in effect for such Fund.

             SCHEDULE B-1 TO ADVISORY AGREEMENT - LISTING OF FUNDS
                          WITH PERFORMANCE ADJUSTMENT

                                                                ANNUAL BASIC
  NAME OF FUND                     PERFORMANCE INDEX               FEE RATE
  ------------                     -----------------              --------
AGGRESSIVE GROWTH FUND             MID-CAP GROWTH                    *
CAPITAL GROWTH FUND                MID-CAP GROWTH                  .85%
FIRST START GROWTH FUND            LARGE-CAP GROWTH                .75%
GROWTH FUND                        LARGE-CAP GROWTH                .75%
GROWTH & INCOME FUND               LARGE-CAP CORE                  .60%
HIGH-YIELD OPPORTUNITIES FUND      HIGH CURRENT YIELD              .50%
INCOME FUND                        CORPORATE DEBT FUNDS A RATED    .24%
INCOME STOCK FUND                  EQUITY INCOME                   .50%
INTERMEDIATE-TERM BOND FUND        INTERMEDIATE INVESTMENT GRADE     **
SCIENCE & TECHNOLOGY FUND          SCIENCE & TECHNOLOGY            .75%
SHORT-TERM BOND FUND               SHORT INVESTMENT GRADE          .24%
SMALL CAP STOCK FUND               SMALL CAP CORE                  .75%
VALUE FUND                                                         .75%

    * THE FEE IS COMPUTED AT ONE-HALF OF ONE PERCENT (.50%) OF THE FIRST $200 MILLION OF AVERAGE NET ASSETS, TWO-FIFTHS OF ONE PERCENT (.40%) FOR THAT PORTION OF AVERAGE NET ASSETS IN EXCESS OF $200 MILLION BUT NOT OVER $300 MILLION, AND ONE-THIRD OF ONE PERCENT (.33%) FOR THAT PORTION OF AVERAGE NET ASSETS IN EXCESS OF $300 MILLION.

   ** THE FEE IS COMPUTED AT ONE-HALF OF ONE PERCENT (.50%) OF THE FIRST $50 MILLION OF AVERAGE NET ASSETS, TWO-FIFTHS OF ONE PERCENT (.40%) OF THAT PORTION OF AVERAGE NET ASSETS OVER $50 MILLION BUT NOT OVER $100 MILLION, AND THREE-TENTHS OF ONE PERCENT (.30%) OF THAT PORTION OF AVERAGE NET ASSETS IN EXCESS OF $100 MILLION.

        SCHEDULE B-2 TO ADVISORY AGREEMENT - PERFORMANCE ADJUSTMENT RATE
        ----------------------------------------------------------------

           AGGRESSIVE GROWTH                      CAPITAL GROWTH FUND
        FIRST START GROWTH FUND                       GROWTH FUND
          GROWTH & INCOME FUND                     INCOME STOCK FUND
        SCIENCE & TECHNOLOGY FUND                 SMALL CAP STOCK FUND
             VALUE FUND

   OVER/UNDER PERFORMANCE RELATIVE            PERFORMANCE ADJUSTMENT RATE
     TO INDEX (IN BASIS POINTS)             (IN BASIS POINTS AS A PERCENTAGE
                                                OF AVERAGE NET ASSETS)
          +/- 20 to 50                                    +/- 4

          +/- 51 to 100                                   +/- 5

          +/- 101 and greater                             +/- 6



       HIGH-YIELD OPPORTUNITIES FUND                     INCOME FUND
        INTERMEDIATE-TERM BOND FUND                  SHORT-TERM BOND FUND

   OVER/UNDER PERFORMANCE RELATIVE             PERFORMANCE ADJUSTMENT RATE
     TO INDEX (IN BASIS POINTS)             (IN BASIS POINTS AS A PERCENTAGE
                                                  OF AVERAGE NET ASSETS)
          +/- 100 to 400                                  +/- 4

          +/- 401 to 700                                  +/- 5

          +/- 701 and greater                             +/- 6

                 SCHEDULE C TO ADVISORY AGREEMENT - FOR FUNDS
                        WITH NO PERFORMANCE ADJUSTMENT)


This Schedule C shall apply to each of the Funds identified on Schedule C-1 hereto (each, a "Fund").

     (a) The Company shall pay to the Manager a fee for each Fund calculated daily and payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in Schedule C-1 thereto.

     (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Directors of the Company, for each calendar day of such month, by (ii) the number of such days.

             SCHEDULE C-1 TO ADVISORY AGREEMENT - LISTING OF FUNDS
                                 AND FEE RATES


   NAME OF FUND                                            FEE RATE
   ------------                                            --------

MONEY MARKET FUND                                            .24%

              SCHEDULE D TO ADVISORY AGREEMENT- FOR FUNDS WITH FEE
                WAIVER AND EXPENSE REIMBURSEMENT RECOVERY PLANS

   NAME OF FUND                      ENDING  DATE            PERCENTAGE OF ANA
   ---------------------------------------------------------------------------

  HIGH-YIELD OPPORTUNITIES FUND        AUGUST 2, 2002               .75%
  INTERMEDIATE-TERM BOND FUND          AUGUST 2, 2002               .65%
  VALUE FUND                           AUGUST 3, 2004              1.15%

                              EXHIBIT 4(n)

                                                                          DRAFT
                     ADMINISTRATION AND SERVICING AGREEMENT


     AGREEMENT made as of the day of , 2001, between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas (IMCO), and USAA MUTUAL FUND, INC., a corporation organized under the laws of the state of Maryland and having a place of business in San Antonio, Texas (the Company).

     WHEREAS, the Company is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the 1940 Act); and

     WHEREAS, the Company is authorized to issue shares of capital stock (the Shares) in separate classes with each such class representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Company offers Shares in each of the classes identified in Exhibit A hereto (the Existing Funds) (such classes, together with all other classes subsequently established by the Company with respect to which the Company desires to retain IMCO to provide administrative and shareholder services hereunder and with respect to which IMCO is willing so to do, being herein collectively referred to as the Funds); and

     WHEREAS,   the  Company   desires  to  retain   IMCO  to  render   certain
administrative and shareholder services to the Company with respect to the Funds; and

     WHEREAS, IMCO is willing to perform such services:

     NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

    1.  APPOINTMENT OF IMCO.

        (a) EXISTING FUNDS. The Company hereby appoints IMCO to act as administrator and shareholder servicing agent for the Existing Funds for the period and on the terms herein set forth. IMCO accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

        (b) ADDITIONAL FUNDS. In the event that the Company desires to retain IMCO to render administrative and shareholder services hereunder with respect to any Fund other than an Existing Fund, it shall so notify IMCO in writing. If IMCO is willing to render such services it shall notify the Company in writing, whereupon the Company shall appoint IMCO to act as administrator and shareholder servicing agent for such Fund for the period and on the terms herein set forth, IMCO shall accept such appointment and agree to render the services herein set forth for the compensation herein provided.

    2.  DUTIES OF IMCO.

     IMCO shall administer the affairs of the Company and provide shareholder-related services with respect to the Funds; provided, that IMCO shall not have any obligation to provide under this Agreement any services related to the distribution of Fund shares or any other services which are the subject of a separate agreement or arrangement between the Company and IMCO with respect to the Funds. Subject to the foregoing, IMCO shall provide the following services and facilities to the Company:

                                                                          DRAFT

        (a) OFFICE SPACE, EQUIPMENT AND FACILITIES. Furnish without cost to the Company, or pay the cost of, such office space, office equipment and office facilities as are adequate for the Company's needs with respect to the Funds.

        (b) PERSONNEL. Provide, without remuneration from or other cost to the Company, the services of individuals competent to perform all of the Company's executive, administrative and clerical functions which are not performed by employees or other agents engaged by the Company or by IMCO acting in some other capacity pursuant to a separate agreement or arrangement with the Company with respect to the Funds.

        (c) AGENTS. Assist the Company in selecting and coordinating the activities of the other agents engaged by the Company with respect to the Funds, including the Company's transfer agent, custodian, independent auditors and legal counsel.

        (d) DIRECTORS AND OFFICERS. Authorize and permit IMCO's directors, officers and employees who may be elected or appointed as directors or officers of the Company to serve in such capacities, without remuneration from or other cost to the Company.

        (e) BOOKS AND RECORDS. Assure that all financial, accounting and other records required to be maintained and preserved by the Company with respect to the Funds are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations.

        (f) REGULATORY REPORTS AND FILINGS. Assist in the preparation of (but not pay for) all periodic reports by the Company with respect to the Funds and all reports and filings required to maintain the registration and qualification of the Company and the Shares, or to meet other regulatory or tax requirements applicable to the Funds under federal and state securities and tax laws.

        (g) BOARD REPORTS. Prepare and coordinate materials relating to the Funds to be presented to the Company's Board of Directors in preparation for its meetings.

        (h) FIDELITY BOND. Provide and maintain a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued, against larceny and embezzlement covering each officer and employee of the Company who may singly or jointly with others have access to funds or securities of the Company, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Board of Directors of the Company who are not officers or employees of the Company shall determine, with due consideration to the aggregate assets of the Company to which any such officer or employee may have access.

        (i) PURCHASES/REDEMPTIONS.     Process  and   coordinate   requests  by
shareholders of the Funds for the purchase and redemption of Shares of the Funds.

        (j)  WIRE  TRANSFERS.   Coordinate  and  implement  wire  transfers  in
connection with the purchase and redemption of Fund Shares.

        (k) EXCHANGE OFFERS. Execute orders under any offer of exchange offered by the Company involving concurrent purchases and redemptions of Shares of one or more Funds or Shares of other mutual funds within the USAA Family of Funds.

        (l) SHAREHOLDER INQUIRIES. Respond to shareholder inquiries requesting information regarding matters such as shareholder account or transaction status, net asset value of Fund shares, Fund performance,

                                                                          DRAFT

Fund services, plans and options, Fund investment policies, Fund portfolio holdings and Fund distributions and taxation thereof.

        (m) SHAREHOLDER COMMUNICATIONS. Provide services in connection with processing shareholder proxy statements, annual and semi-annual reports, prospectuses and other Fund and/or Company communications with shareholders.

        (n) ACCOUNT INFORMATION. Furnish (either separately or on an integrated basis with other reports) monthly, quarterly and/or annual statements and confirmations of all account activity with respect to each Fund to Fund shareholders.

        (n) SHAREHOLDER COMPLAINTS. Respond to shareholder complaints and other correspondence directed to or brought to the attention of IMCO.

        (o) DELEGATION. Delegate, at its expense, some or all of its duties hereunder to other persons or entities approved by IMCO upon notice to the Company.

        (p) OTHER SERVICES. Provide such other services as the parties may from time to time agree in writing.

    3.  ALLOCATION OF EXPENSES.

     Except for the services and facilities to be provided by IMCO set forth in paragraph 2 above and the services provided by IMCO set forth in any other Agreement between the Company and IMCO, the Company assumes and shall pay all expenses for all other Fund operations and activities and shall reimburse IMCO for any such expenses incurred by IMCO. The expenses to be borne by the Company shall include, without limitation:

        (a) the charges and expenses of any registrar, share transfer or dividend disbursing agent, custodian, or depository appointed by the Company for the safekeeping of a Fund's cash, portfolio securities and other property;

        (b) the charges and expenses of auditors;

        (c) brokerage commissions, if any, for transactions in the portfolio securities of the Funds;

        (d) all taxes, including issuance and transfer taxes, and fees payable by a Fund to federal, state or other governmental agencies;

        (e) the cost of share certificates representing Shares of a Fund;

        (f) fees involved in registering and maintaining registrations of the Company and of its Shares with the Securities and Exchange Commission and various states and other jurisdictions;

        (g) all expenses of shareholders' and Directors' meetings and of preparing, printing and mailing proxy statements, quarterly reports, semiannual reports, annual reports and other communications (including prospectuses) to existing shareholders;

        (h) computation of each Fund's net asset value per Share, including the use of equipment or services to price or value the Fund's investment portfolio;

                                                                          DRAFT

        (i) compensation and travel expenses of Directors who are not "interested persons" of the Company within the meaning of the 1940 Act;

        (j) the expense of furnishing or causing to be furnished to each shareholder of a Fund a statement of the shareholder's account, including the expense of mailing;

        (k) charges and expenses of legal counsel in connection with matters relating to the Funds, including, without limitation, legal services rendered in connection with the Funds' legal and financial structure and relations with its shareholders, issuance of Fund Shares, and registration and qualification of securities under federal, state and other laws;

        (l) membership or association dues for the Investment Company Institute or similar organizations;

        (m) interest payable on Fund borrowings; and

        (n) postage.

    4.  ADMINISTRATION AND SHAREHOLDER SERVICING FEE.

        (a) For the services and facilities to be provided by IMCO as provided in paragraph 2 hereof, the Company shall pay to IMCO a monthly fee with respect to each Fund computed as set forth in Exhibit A hereto.

        (b) IMCO may from time to time and for such periods as it deems appropriate voluntarily waive fees or otherwise reduce its compensation hereunder.

    5.  LIABILITY AND INDEMNIFICATION.

     IMCO shall exercise reasonable care in performing its services under this Agreement and shall not be liable to the Company for any action or inaction, except for any action or inaction constituting willful misfeasance, bad faith or negligence in the performance of its duties hereunder or the reckless disregard of such duties.

     The Company shall indemnify and hold IMCO and its officers, directors and employees harmless from and against any and all loss, cost, damage and expense (a Loss), including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit relating to the performance of its duties under this Agreement, or any action or omission by it in the performance of its duties hereunder; PROVIDED, HOWEVER, that this indemnification shall not apply to any Loss resulting from any action or inaction of IMCO constituting willful misconduct, bad faith or negligence in the performance of its duties or the reckless disregard of its duties under this Agreement. Prior to confessing any claim against it which may be the subject of this indemnification, IMCO shall give the Company reasonable opportunity to defend against said claim in its own name or in the name of IMCO.

    6.  DURATION AND TERMINATION OF THIS AGREEMENT.

        (a) DURATION. This Agreement shall become effective as of the date first set forth above and unless terminated shall continue in force from year to year thereafter, but only so long as such continuance is specifically approved annually (a) by the Company's Board of Directors or by a vote of a majority of the Fund's outstanding voting securities (as that term is defined in the 1940 Act) and (b) by a majority of the

                                                                          DRAFT
Directors who are not parties to this Agreement or "interested persons" of any such party (as defined in the 1940 Act.)

        (b) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board of Directors of the Company or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by IMCO on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate upon its assignment by IMCO; provided, however, that IMCO may delegate its duties as provided in subparagraph (o) of paragraph 2 hereof.

    7.  PRIOR AGREEMENT SUPERSEDED.

     This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

    8.  SERVICES NOT EXCLUSIVE.

     The services of IMCO to the Company hereunder are not to be deemed exclusive, and IMCO shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.



USAA MUTUAL FUND, INC.                         USAA INVESTMENT MANAGEMENT
                                               COMPANY



By:                                            By: _________________________
   ---------------------------
Name:                                          Name:
Title:  President                              Title:  Senior Vice President

                                                                          DRAFT
                                   EXHIBIT A
                                   ---------

                           LISTING OF FUNDS AND FEES
                           -------------------------

           Name of Fund                           Fee Rate
           ------------                           --------
         S&P 500 Index Fund                         0.06%*
         Extended Markets Index Fund                0.38%**
         Global Titans Index Fund                   0.35%
         Nasdaq-100 Index Fund                      0.35%
         Value Fund                                 0.15%


        (a) The Company shall pay IMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

        (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Directors of the Company, for each calendar day of such month, by (ii) the number of such days.



*The fee is computed daily and paid monthly, at an annual rate equal to the lesser of .06% of the average daily net assets of the Fund or the amount that brings the total Fund and Equity 500 Index Portfolio annual operating expenses as a percentage of the Fund's average net assets up to .18%.

**The fee is computed daily and paid monthly, at an annual rate equal to .38%, up to .10% of this fee shall be paid to Merrill Lynch Quantitative Advisers for subadministrative services.

395970

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